UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): June 17, 2009

THE VALSPAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3011	36-2443580
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

901 – 3rd Avenue South, Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 851-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2009, The Valspar Corporation, a Delaware corporation (“Valspar” or the “Corporation”), announced the addition of Mr. Ian R. Friendly to its Board of Directors. Mr. Friendly was elected to the Board of Directors at the Board’s meeting held on June 17, 2009 and was appointed to the Audit Committee of the Board of Directors.

Mr. Friendly, age 48, is Executive Vice President; Chief Operating Officer, U.S. Retail of General Mills, Inc. In connection with his appointment to the Board of Directors and Audit Committee, the Board determined that Mr. Friendly was independent under the applicable standards of the New York Stock Exchange and the Securities Exchange Commission.

In connection with his appointment to the Board, the Compensation Committee of the Board of Directors granted Mr. Friendly non-qualified stock options under the 2009 Omnibus Equity Plan, effective June 17, 2009, with a value equal to one year’s retainer for the Corporation’s directors, which is $75,000. The option covers 12,500 shares with an exercise price of $21.97 per share, equal to the closing price of Valspar common stock on the date of grant. The grant is exercisable in full, has a term of ten years and is transferable to family members during Mr. Friendly’s lifetime.

Item 7.01	Regulation FD Disclosure.

On June 17, 2009, The Valspar Corporation issued a press release. A copy of the press release is being furnished to the Securities and Exchange Commission and is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
99.1	Press Release dated June 17, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE VALSPAR CORPORATION

Date: June 17, 2009	By:	/s/ Rolf Engh
	Name:	Rolf Engh
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 17, 2009